SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 14, 1999
                        (Date of earliest event reported)


                           NEW YORKER MARKETING CORP.
                        (formerly: MIKE'S ORIGINAL, INC.)
             (Exact name of registrant as specified in its charter)



     Delaware                    0-22431                  11-3214529
  (State or other              (Commission               (IRS Employer
 jurisdiction of                File Number)              Identification
 incorporation)                                              Number)


      1122 Southern Boulevard, Bronx, New York                10459
 (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number including area code   (718) 893-2500


                              Mike's Original, Inc.
                  366 North Broadway, Jericho, New York 11753
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets

     (a) On June 14, 1999, the Registrant acquired substantially all of the assets of New Yorker Ice Cream Corp. ("New Yorker") and Jerry's Ice Cream Co., Inc. ("Jerry's). New Yorker and Jerry's distribute and market ice cream and frozen novelties. All substantial assets were acquired except for cash and accounts receivable. Registrant paid approximately $885,000 in cash, assumed or obligated itself to pay approximately $650,000 in notes and issued 122,205 shares of common stock. The total consideration paid was valued at approximately $2,575,000. The Registrant used the proceeds of its recently completed public offering to pay the cash portion of the purchase price. Ted Ketsoglou, President of New Yorker, and Gerald Schneider, President of Jerry's, were appointed President and Vice President, respectively, as well as directors of Registrant.

     (b) New Yorker's facilities were used by it in the distribution and marketing of ice cream and frozen novelties and the Registrant will continue such operations under a leasing agreement.


Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

     (a) (i) Financial Statements of Businesses Acquired. The Company will file the required financial statements on Form 8-K/A as soon as practicable, but not later than sixty days after the required filing date of this report.

          (ii) Pro Forma Financial Information. Any required pro forma financial information also will be filed on Form 8-K/A within sixty days after the required filing date of this report.

     (b)  Exhibits

          (i) Asset Purchase Agreement between Registrant, New Yorker Ice Cream Corp., Kerry Group Ltd and Ted Ketsoglou dated as of July 20, 1998 ( Incorporated by reference as exhibit 10.12 to registration statement on Form SB-2 [No. 333-67227] filed November 13, 1998).

          (ii) Asset Purchase Agreement between Registrant and Jerry's Ice Cream, Inc., dated as of July 20, 1998 ( Incorporated by reference as exhibit
10.13 to registration  statement on Form SB-2 [No. 333-67227] filed November 13,
1998).

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NEW YORKER MARKETING CORP.

                                        /s/ Ted Ketsoglou
                                        Ted Ketsoglou,  President
Dated:  June 29, 1999